UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated with Exit or Disposal Activities.
On May 17, 2011, Brightpoint, Inc. (the “Company”) announced to its employees that it plans to relocate its Touchstone Wireless operations from Bristol, Tennessee and consolidate the operations into its facilities in Fort Worth, Texas and Plainfield, Indiana. The relocation of operation is part of the Company’s efforts to optimize operations and create efficiencies. The relocation of operations should be substantially complete by July 31, 2011, with any remaining tasks and transition activities expected to be completed by September 30, 2011. The Company has notified its employees of the relocation and intends to provide job opportunities to any full-time employee who chooses to relocate.
The Company’s action will eliminate approximately 350 full time and approximately 250 part-time positions at the Bristol, Tennessee location and the Company expects to add more than 200 jobs in Fort Worth and more than 100 jobs in Plainfield. The Company expects to record a charge of approximately $3.0 million to $3.5 million between the second and third quarters of 2011 including up to $1.5 million for severance, up to $1.0 million for lease termination costs, up to $0.4 million in asset impairment charges and up to $0.6 million of other costs as a result of the plan to relocate the Bristol, Tennessee operations. The Company expects up to $3.1 million of the total estimated charges will result in future cash expenditures.
This Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding the future activities the Company intends to conduct and the amount of expected charges and cash expenditures in connection with the relocation plan. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the impact of workforce reduction, consolidation and relocation on the Company’s business, the unanticipated charges and expenses not currently contemplated that may occur as a result of the relocation and consolidation, and the risk that the Company may not realize the benefits expected from such relocation plan and consolidation; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
ITEM 9.01. Financial Statements and Exhibits.
Exhibits. The following exhibits are furnished herewith:

Exhibit
No.	Description
99.1	Press release, dated May 17, 2011, announcing the relocation of Touchstone Wireless operations from Bristol, Tennessee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Craig M. Carpenter
Craig M. Carpenter
Executive Vice President, General Counsel and Secretary

Date: May 23, 2011